Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

ClubCorp, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 33-96568, 33-89818, 333-08041, 333-57107, 333-52612 and 333-110521) on Form S-8 of ClubCorp, Inc. of our report dated March 29, 2004, except for Notes 5, 6, 9, 11, 15 and 17 which are as of April 12, 2005, with respect to the consolidated balance sheet of ClubCorp, Inc. and subsidiaries (ClubCorp) as of December 30, 2003, and the related consolidated statements of operations, stockholders’ equity and comprehensive loss, and cash flows for each of the years in the two-year period ended December 30, 2003, which report appears in the December 28, 2004, annual report on Form 10-K of ClubCorp, Inc.

Our report refers to a change in the method of accounting for the impairment or disposal of long-lived assets, effective December 26, 2001. In addition, our report refers to ClubCorp restating its consolidated financial statements as of December 31, 2002 and December 30, 2003.

/s/ KPMG LLP

Dallas, Texas

April 12, 2005